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Exhibit 32.2

CERTIFICATION

Pursuant to 18 United States Code § 1350

        I, James J. Bresingham, Senior Vice President, Chief Financial Officer of SIRVA, Inc., hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2007 of SIRVA, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 11, 2008	/s/ James J. Bresingham James J. Bresingham Senior Vice President, Chief Financial Officer

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  Exhibit 32.2